Exhibit 99.1
NOMINATING, COMPENSATION AND GOVERNANCE COMMITTEE CHARTER
of the Nominating, Compensation and Governance Committee
of Interchange Corporation
     This Nominating, Compensation and Governance Committee Charter was adopted by the Board of Directors (the “Board”) of Interchange Corporation (the “Company”) on October 14, 2005.
I.   Purpose
     The purpose of the Nominating, Compensation and Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:
     (a) the identification of qualified candidates to become Board members;
     (b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
     (c) the selection of candidates to fill any vacancies on the Board;
     (d) the compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company;
     (e) producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations;
     (f) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); and
     (g) oversight of the evaluation of the board.
     In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.  Membership
     The Committee shall be composed of three or more directors, as determined by the Board, none of whom shall be an employee of the Company and each of whom must (a) satisfy the independence requirements of the NASDAQ, (b) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), (c) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (d) have experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.
     The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.
III.  Meetings and Procedures
     The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.
     The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.
     All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.
     The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable, reasonable and appropriate. The Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.  Duties and Responsibilities
     In addition to its duty to (i) review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration and (ii) report back to the Board on its findings and actions, the Committee shall have the following duties and responsibilities:
 A. Nominating Functions:
     1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
         (b) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
         (c) For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:
(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

(iii)	experience in the Company’s industry;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company’s operations; and

(vi)	practical and mature business judgment.
         (d) The foregoing notwithstanding, if the Company is subject to a binding obligation that requires a director nomination structure inconsistent with the foregoing, and such obligation pre-dates November 4, 2003, then the nomination or appointment of such directors shall be governed by such requirements.
     2. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.
     3. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation, bylaws and Corporate Governance Guidelines.

     4. The Committee shall oversee the Board in the Board’s annual review of its performance (including its composition and organization), and will make appropriate recommendations to improve performance.
     5. The Committee shall develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations.
 B. Compensation Functions:
     1. The Committee shall, at least annually, review the compensation philosophy of the Company.
     2. The Committee shall, at least annually, review and approve corporate goals and objectives relating to the compensation of the chief executive officer, evaluate the performance of the chief executive officer in light of those goals and objectives and determine and approve the compensation of the chief executive officer based on such evaluation. The Committee shall have sole authority to determine the chief executive officer’s compensation.
     3. The Committee shall, at least annually, review and approve all compensation for all other officers (as such term is defined in Rule 16a-1, promulgated under the 1934 Act), directors and all other employees of the Company or its subsidiaries with a base salary greater than or equal to $200,000.
     4. The Committee shall make recommendations to the Board with respect to non-CEO compensation and shall review and approve all officers’ employment agreements and severance arrangements.
     5. The Committee shall periodically manage and review the Company’s stock option plan and all broad based compensation plans, and with respect to each plan shall have responsibility for:
          (i) general administration;
          (ii) setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);
          (iii) certifying that any and all performance targets used for any performance- based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);
          (iv) approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

          (v) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers or current employees with the potential to become the CEO or an executive officer, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);
          (vi) approving which executive officers are entitled to awards under the Company’s stock option plan(s); and
          (vii) repurchasing securities from terminated employees.
All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.
     6. The Committee shall establish and periodically review policies concerning perquisite benefits.
     7. The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.
     8. The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.
     9. The Committee shall manage and review executive officer and director indemnification and insurance matters.
     10. The Committee shall manage and review any employee loans in an amount equal to or greater than $25,000.
     11. The Committee shall prepare and approve the Compensation Committee report to be included as part of the Company’s annual proxy statement (the “Proxy Statement Report”).
 C. Governance Functions:
     1. The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, this Charter and the charters of the Company’s other committees.
     2. The Committee shall manage, review and recommend appropriate revisions to the Corporate Governance Guidelines.
     3. The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.

  D. Evaluation and Compliance:
     1. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.
V.   Delegation of Duties
     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines, applicable law and rules of markets in which the Company’s securities then trade, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 5 of Section IV(B) above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”